EX-31.1

CERTIFICATIONS

I, Craig R. Smiddy, certify that:

    1.   I have reviewed this yearly report on Form 10-K/A of Old Republic International Corporation; and

    2.   Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 27, 2025

/s/ Craig R. Smiddy
                            Craig R. Smiddy
                            President and Chief Executive Officer